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Exhibit 23(i)

[SUTHERLAND ASBILL & BRENNAN LLP]

THOMAS E. BISSET
DIRECT LINE: 202.383.0118
E-mail: thomas.bisset@sutherland.com

CONSENT OF SUTHERLAND ASBILL & BRENNAN LLP

        We hereby consent to the reference to our name under the caption "Legal Matters" in the Prospectus filed as part of Post-Effective Amendment No. 3 to the Registration Statement on Form S-1 (File No. 333-160345) for Eagle Life Insurance Company. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

SUTHERLAND ASBILL & BRENNAN LLP
By:	/s/ Thomas E. Bisset

Thomas E. Bisset

Washington, D.C.
May 3, 2012

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  Exhibit 23(i)
[SUTHERLAND ASBILL & BRENNAN LLP]
CONSENT OF SUTHERLAND ASBILL & BRENNAN LLP